EXHIBIT 2

Joint Filing Agreement

The undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments thereto with respect to the securities of Pacific Internet Limited and consent to the filing of this Agreement as an Exhibit to said Schedule.

Date: September 25, 2006

Connect Holdings Limited

By: /s/ Tim Davis
Title: Director

Connect International Limited

By: /s/ Tim Davis
Title: Director

Ashmore Global Special Situations Fund
Limited

By: /s/ Nigel T. Carey
Title: Director

By: /s/ John Locks
Title: Vice President

Ashmore Global Special Situations Fund 2 Limited

By: /s/ Nigel T. Carey
Title: Director

By /s/ John Locks
Title: Vice President

Asset Holder PCC Limited re Ashmore Emerging Markets Liquid Investment
Portfolio

By: /s/ Nigel T. Carey
Title: Director

By: /s/ John Locks
Title: Vice President

Asset Holder PCC No 2 Limited re Ashmore Asian Recovery Fund

By: /s/ Nigel T. Carey
Title: Director

By: /s/ John Locks
Title: Vice President

Ashmore Emerging Markets Debt Fund

By: /s/ John Locks
Title: Vice President

Ashmore Emerging Markets Debt and
Currency Fund Limited

By: /s/ Nigel T. Carey
Title: Director

By: /s/ John Locks
Title: Vice President

Ashmore Management Company Limited

By: /s/ Nigel T. Carey
Title: Director

By: /s/ John Locks
Title: Vice President

Spinnaker Global Opportunity Fund Ltd

By: /s/ Marcos Lederman
Title: Director

Spinnaker Global Emerging Markets Fund
Ltd

By: /s/ Marcos Lederman
Title: Director

Spinnaker Global Strategic Fund Ltd

By: /s/ Marcos Lederman
Title: Director

Clearwater Undersea Cable Investments, LP

By: /s/ Robert Petty
Title: Director, Clearwater Capital GP Ltd., as general partner in Clearwater Undersea Cable Investments, LP

Clearwater Capital GP, Ltd

By: /s/ Robert Petty
Title: Director